EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Tripp Sullivan
T 615-760-1104

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Reports Third Quarter 2015 Results
ATLANTA--October 29, 2015--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the third quarter ended September 30, 2015.
Highlights:

•
For the third quarter of 2015, Normalized Funds from Operations (FFO) per diluted share was $0.47, Adjusted Funds from Operations (AFFO) per diluted share was $0.35, and Net Income Attributable to Common Stockholders per diluted share was $0.16

•	Expanded our presence in Manhattan with the acquisition of 229 West 43rd Street for $516 million

•	Closed on the disposition of 11 non-core assets in July for $433 million, completing the majority of 2015 dispositions identified early in the year

•
Continued execution of a high-barrier market strategy with the marketing for sale of 2.9 million square feet of office properties in Baltimore, Cleveland and Newark and a 400-room hotel that are projected to generate gross proceeds of $600 million to $700 million

•	Completed the sale of a 49% interest in the Market Square Buildings in Washington, D.C. for a gross value of $292 million

•	Recast $950 million of unsecured bank debt with longer maturities and lower borrowing costs

•	Completed 509,000 square feet of leasing since second quarter, including a long-term, 370,000-square-foot lease renewal in October 2015 to retain CH2M in Denver

"We made great strides during the quarter and in the subsequent weeks to increase our concentration in high-barrier markets, allocate capital accretively and generate leasing momentum," stated Nelson Mills, president and chief executive officer of Columbia Property Trust. "With projected gross proceeds of $900 million to $1 billion from our latest round of anticipated dispositions and the joint venture with Blackstone, we will have more than 80% of revenues in our seven target markets, a low-levered balance sheet and substantial flexibility to generate long-term shareholder returns by growing net asset value. Completing the transition of our portfolio and capitalizing on key leasing opportunities will remain priorities, and we are confident of continued success in each area."

Acquisition Activity:
In August 2015, we closed on the acquisition of the 481,110-square-foot Class A office portion of 229 West 43rd Street, a 16-story, 731,596-square-foot building in Midtown Manhattan, for $516 million. The acquisition will significantly increase our exposure to one of our target markets and is expected to have first-year net operating income (NOI) of approximately $22.3 million. The acquisition was funded with borrowings on our unsecured credit facility and a $300 million unsecured bridge loan.
Disposition Activity:
In July, we closed on the disposition of 11 properties totaling 2.9 million square feet for $433 million. Proceeds from the disposition were used to facilitate the repayment of $333 million in mortgage loans secured by three office assets.
In September and October, we began marketing for sale the 1.3 million-square-foot Key Center Tower and the 400-room Key Center Marriott in Cleveland, as well as the 653,000-square-foot 100 East Pratt in Baltimore and the 961,000-square-foot 80 Park Plaza in Newark. We anticipate these sales, which are subject to market conditions, to be completed in late 2015 or early 2016 and to generate gross proceeds in the range of $600 million to $700 million.
In October, we completed the sale of a 49% interest in the 687,000-square-foot Market Square property located in Washington, D.C. to Blackstone Property Partners. With a gross asset value of $595.0 million for Market Square, and after deducting the partner’s pro rata share of the $325.0 million indebtedness secured by Market Square, as well as an adjustment of $12.25 million for the partner's pro-rata share of above market debt, we received $120.0 million in net proceeds.
Financing Activity:
In July, we entered into a new $500 million unsecured revolving credit facility, which matures in July 2019 with two six-month extension options and bears interest at a rate of 100 basis points over LIBOR based on current credit ratings. In addition, we received an upgrade in August from Standard and Poor's of our senior unsecured debt and issuer rating to BBB, and we are continuing to benefit from lower borrowing costs on our unsecured bank debt.
In July, we also replaced our $450 million unsecured term loan maturing in February 2016 with two separate facilities. The new $300 million unsecured term loan matures in July 2020 and bears interest at 110 basis points over LIBOR. The new $150 million unsecured term loan matures in July 2022 and bears interest at 155 basis points over LIBOR, which has been fixed at a rate of 3.52% with an interest swap.
Portfolio Highlights:

•
During the third quarter, we entered into leases for 139,000 rentable square feet of office space with an average lease term of approximately 8.4 years. Our third quarter leasing activity included 120,000 square feet of new leases and 19,000 square feet of renewal leases.

•
As of September 30, 2015, our portfolio of 28 office properties was 93.3% leased and 91.7% occupied compared with 93.5% leased and 92.9% occupied as of September 30, 2014, and 92.1% leased and 90.9% occupied as of June 30, 2015.

•	For leases executed during the quarter, we experienced a 6.9% increase in rental rates on a cash basis and a 7.7% increase in rental rates on a GAAP basis.

•	In October, we completed a 370,000-square-foot renewal with CH2M at our 478,000-square-foot campus in suburban Denver that extends this tenant through September 2032.

Financial Results:
Net Income Attributable to Common Stockholders was $20.1 million, or $0.16 per diluted share, for the third quarter of 2015, compared with $25.0 million, or $0.20 per diluted share, for the third quarter of 2014.
Normalized FFO was $58.1 million, or $0.47 per diluted share, for the third quarter of 2015, compared with $64.1 million, or $0.51 per diluted share, in the prior-year period.
AFFO was $43.7 million, or $0.35 per diluted share, for the third quarter of 2015, compared with $49.4 million, or $0.40 per diluted share, in the prior-year period.
NOI for the third quarter of 2015 decreased 5.3% on a GAAP basis and 10.3% on a cash basis compared with the prior-year period, primarily due to the 11 Property Sale completed on July 1, 2015. Over the same period, same store NOI decreased 3.4% on a GAAP basis and 3.5% on a cash basis due to scheduled lease expirations.
Distributions:
For the third quarter of 2015, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on September 15, 2015, to stockholders of record as of September 1, 2015.
Share Repurchases:
In September, the Board of Directors authorized a share repurchase program to buy up to $200 million of our common stock for a two-year period ending September 4, 2017. During the third quarter, we purchased 570,000 shares for a total expenditure of $12.8 million, or a weighted-average price of $22.45 per share.

Guidance for 2015:
For the year ending December 31, 2015, we raised our guidance for Normalized FFO to a range of $1.96 to $1.98 per diluted share, and Net Income Available to Common Stockholders in the range of $0.30 to $0.32 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2015 Range
	Low	High
Net income available to common stockholders	$0.30	$0.32
Add: Real estate depreciation & amortization	1.76	1.76
Deduct: Gain on sale of real estate assets	(0.16)	(0.16)
FFO	1.90	1.92
Add: Acquisition costs	0.03	0.03
Add: Interest rate swap settlement	0.01	0.01
Add: Loss on early extinguishment of debt	0.02	0.02
Normalized FFO	$1.96	$1.98
Our guidance for 2015 is based on the following assumptions for our portfolio. This guidance assumes no additional acquisitions during the year, and assumes that any additional disposition activity in 2015 will occur late in the year.

•	Leased percentage at year end 2015 of 92% to 94%

•	GAAP straight-line rental income of $14 million to $17 million

•	G&A of $30 million to $31 million, excluding any unusual or one-time items

•	Weighted average diluted share count of 125 million (excludes impact of future share repurchases)
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "We are pleased to raise and tighten the guidance range for 2015 to reflect our overall performance and activity during the second half of the year. While we continue to anticipate strong demand for our previously announced dispositions, the expected timing of those transactions will have more influence on 2016 results. Our strong balance sheet enabled us to allocate some capital in the quarter to the share repurchase program. Consistent with past practice, we will let the sources from upcoming dispositions drive our uses of capital for reducing leverage, new investments and additional share repurchases."

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Friday, October 30, 2015, at 10:00 a.m. ET to discuss quarterly financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through November 6, 2015, by dialing (877) 344-7529 and entering the confirmation number, 10072758.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings in competitive, primarily CBD locations, and over half our investments are in high-barrier-to-entry, primary markets. As of September 30, 2015, our $5+ billion portfolio included 28 office properties containing 13.9 million square feet and one hotel, concentrated in San Francisco, New York, and Washington, D.C. For more information about Columbia, which carries an investment-grade rating from both Moody’s and Standard & Poor’s, please visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) recurring capital expenditures, and adding back (v) stock based compensation expense and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI) - Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) non-cash property operations, (vi) straight-line rental income, (vii) net effect of above/(below) market amortization, and (viii) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI) - GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	September 30, 2015	December 31, 2014
Assets:
Real estate assets, at cost:
Land	$1,056,275	$785,101
Buildings and improvements, less accumulated depreciation of $648,405 and $660,098, as of September 30, 2015 and December 31, 2014, respectively	3,322,241	3,026,431
Intangible lease assets, less accumulated amortization of $266,454 and $313,822, as of September 30, 2015 and December 31, 2014, respectively	280,049	247,068
Construction in progress	45,623	17,962
Total real estate assets	4,704,188	4,076,562
Cash and cash equivalents	44,823	149,790
Tenant receivables, net of allowance for doubtful accounts of $1 and $3 as of September 30, 2015 and December 31, 2014	10,818	6,945
Straight-line rent receivable	112,750	116,489
Prepaid expenses and other assets	29,636	52,143
Deferred financing costs, less accumulated amortization of $17,494 and $15,205, as of September 30, 2015 and December 31, 2014, respectively	13,719	8,426
Intangible lease origination costs, less accumulated amortization of $181,420 and $219,626, as of September 30, 2015 and December 31, 2014, respectively	87,710	105,528
Deferred lease costs, less accumulated amortization of $39,845 and $36,589, as of September 30, 2015 and December 31, 2014, respectively	99,035	102,995
Investment in development authority bonds	120,000	120,000
Total assets	$5,222,679	$4,738,878
Liabilities:
Line of credit, term loans, and notes payable	$1,659,387	$1,430,884
Bonds payable, net of discounts of $1,096 and $818, as of September 30, 2015 and December 31, 2014, respectively	598,904	249,182
Accounts payable, accrued expenses, and accrued capital expenditures	110,103	106,276
Deferred income	25,232	24,753
Intangible lease liabilities, less accumulated amortization of $83,736 and $84,935, as of September 30, 2015 and December 31, 2014, respectively	66,753	74,305
Obligations under capital leases	120,000	120,000
Total liabilities	2,580,379	2,005,400
Commitments and Contingencies (Note 6)	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 124,510,229 and 124,973,304 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	1,245	1,249
Additional paid-in capital	4,591,204	4,601,808
Cumulative distributions in excess of earnings	(1,945,731)	(1,867,611)
Cumulative other comprehensive loss	(4,418)	(1,968)
Total equity	2,642,300	2,733,478
Total liabilities and equity	$5,222,679	$4,738,878

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$107,011	$104,938	$332,736	$309,326
Tenant reimbursements	22,627	23,861	77,395	70,528
Hotel income	6,941	6,732	18,898	17,298
Other property income	1,140	1,450	4,357	5,754
	137,719	136,981	433,386	402,906
Expenses:
Property operating costs	46,538	41,144	144,375	118,956
Hotel operating costs	5,331	5,039	15,069	13,869
Asset and property management fees	472	682	1,372	1,646
Depreciation	32,441	29,980	100,261	87,453
Amortization	20,276	19,476	67,233	58,218
Impairment loss on real estate assets	—	—	—	14,982
General and administrative	6,797	7,836	21,921	23,194
Acquisition expenses	1,680	7,996	3,675	14,098
	113,535	112,153	353,906	332,416
Real estate operating income	24,184	24,828	79,480	70,490
Other income (expense):
Interest expense	(22,012)	(19,273)	(66,261)	(56,043)
Interest and other income	1,808	1,803	5,448	5,415
Loss on interest rate swaps	(1,102)	(28)	(1,110)	(363)
Loss on early extinguishment of debt	(2,672)	—	(3,149)	—
	(23,978)	(17,498)	(65,072)	(50,991)
Income from continuing operations before income tax expense, and gain on sale of real estate	206	7,330	14,408	19,499
Income tax expense	(245)	(409)	(140)	(416)
Income (loss) from continuing operations before gain on sale of real estate	(39)	6,921	14,268	19,083
Gain on sale of real estate assets	20,182	18,607	20,182	18,607
Income from continuing operations	20,143	25,528	34,450	37,690
Discontinued operations:
Operating loss from discontinued operations	—	(540)	—	(303)
Loss on disposition of discontinued operations	—	—	—	(978)
Loss from discontinued operations	—	(540)	—	(1,281)
Net income	$20,143	$24,988	$34,450	$36,409
Per-share information – basic:
Income from continuing operations	$0.16	$0.20	$0.28	$0.30
Loss from discontinued operations	$0.00	$0.00	$0.00	$(0.01)
Net income	$0.16	$0.20	$0.28	$0.29
Weighted-average common shares outstanding – basic	124,359	124,863	124,359	124,858
Per-share information – diluted:
Income from continuing operations	$0.16	$0.20	$0.28	$0.30
Loss from discontinued operations	$0.00	$0.00	$0.00	$(0.01)
Net income	$0.16	$0.20	$0.28	$0.29
Weighted-average common shares outstanding – diluted	124,460	124,938	124,445	124,921
Dividends per share	$0.30	$0.30	$0.90	$0.90

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$20,143	$24,988	$34,450	$36,409
Adjustments:
Depreciation of real estate assets	32,441	29,980	100,261	87,453
Amortization of lease-related costs	20,276	19,476	67,233	58,218
Impairment loss on real estate assets	—	—	—	14,982
Gain on sale of real estate assets	(20,182)	(18,607)	(20,182)	(18,607)
Loss on sale of real estate assets - discontinued operations	—	—	—	978
FFO	52,678	55,837	181,762	179,433
Real estate acquisition-related costs	1,680	7,996	3,675	14,098
Shelf registration costs	—	269	—	269
Settlement of interest rate swap	1,102	—	1,102	—
Loss on early extinguishment of debt	2,672	—	3,149	—
Normalized FFO	58,132	64,102	189,688	193,800
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(1)	(2,401)	(931)	(7,353)	(2,131)
Straight-line rental income(2)	(4,957)	(3,253)	(12,716)	(4,108)
Gain on interest rate swaps	—	(1,300)	(2,634)	(3,624)
Stock-based compensation expense in general and administrative(3)	896	488	2,925	1,511
Non-cash interest expense(4)	1,152	785	3,138	2,297
Total other non-cash adjustments	(5,310)	(4,211)	(16,640)	(6,055)
Recurring capital expenditures(5)	(9,140)	(10,491)	(37,292)	(41,038)
Adjusted FFO	$43,682	$49,400	$135,756	$146,707
Per-share information - basic
FFO per share	$0.42	$0.45	$1.46	$1.44
Normalized FFO per share	$0.47	$0.51	$1.53	$1.55
Adjusted FFO per share	$0.35	$0.40	$1.09	$1.17
Weighted-average shares outstanding - basic	124,359	124,863	124,359	124,858
Per-share information - diluted
FFO per share	$0.42	$0.45	$1.46	$1.44
Normalized FFO per share	$0.47	$0.51	$1.52	$1.55
Adjusted FFO per share	$0.35	$0.40	$1.09	$1.17
Weighted-average shares outstanding - diluted	124,460	124,938	124,445	124,921

(1)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(2)	Prior to first quarter 2015, adjustments for straight-line rent related to lease terminations were included.

(3)	This item represents the noncash impact of compensation expense related to stock grants under our Long-Term Incentive Plan.

(4)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(5)
Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three Months Ended September 30,
	2015	2014
Reconciliation of Net Income to Net Operating Income - Cash Basis and Same Store Net Operating Income - Cash Basis:
Net income	$20,143	$24,988
Net interest expense	22,004	19,273
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense	245	409
Depreciation	32,441	29,980
Amortization	20,276	19,476
EBITDA	$93,309	$92,326
Real estate acquisition costs	1,680	7,996
Shelf registration costs	—	269
Settlement of interest rate swaps	1,102	—
Loss on early extinguishment of debt	2,672	—
Gain on sale of real estate assets	(20,182)	(18,607)
Adjusted EBITDA	$78,581	$81,984
General and administrative	6,797	7,836
Shelf registration costs in general and administrative	—	(269)
Interest rate swap valuation adjustment	—	(1,300)
Interest expense associated with interest rate swaps	—	1,328
Lease termination income (1)	(808)	(877)
Straight-line rental income	(4,957)	(2,195)
Net effect of above/(below) market amortization	(2,401)	(957)
Non-cash property operations	—	27
Operating loss from discontinued operations - cash basis	—	548
Net operating income - cash basis	$77,212	$86,125
Net Operating Income from:
Acquisitions(2)	(9,812)	(401)
Dispositions(3)	50	(15,845)
Same store NOI - cash basis	$67,450	$69,879

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Includes the following acquisitions: 229 West 43rd Street, 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, and 650 California Street.

(3)
Dispositions include: 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, and 7031 Columbia Gateway Drive.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three Months Ended September 30,
	2015	2014
Reconciliation of Net Income to Net Operating Income - GAAP Basis and Same Store Net Operating Income - GAAP Basis:
Net income	$20,143	$24,988
Net interest expense	22,004	19,273
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense	245	409
Depreciation	32,441	29,980
Amortization	20,276	19,476
EBITDA	$93,309	$92,326
Real estate acquisition costs	1,680	7,996
Shelf registration costs	—	269
Settlement of interest rate swaps	1,102	—
Loss on early extinguishment of debt	2,672	—
Gain on sale of real estate assets	(20,182)	(18,607)
Adjusted EBITDA	$78,581	$81,984
General and administrative	6,797	7,836
Shelf registration costs in general and administrative	—	(269)
Interest rate swap valuation adjustment	—	(1,300)
Interest expense associated with interest rate swaps	—	1,328
Lease termination income(1)	(808)	(877)
Loss on sale of real estate assets - discontinued operations	—	575
Net Operating Income - GAAP Basis	$84,570	$89,277
Net Operating Income from:
Acquisitions(2)	(13,778)	(663)
Dispositions(3)	50	(15,284)
Same Store NOI - GAAP Basis	$70,842	$73,330

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Includes the following acquisitions: 229 West 43rd Street, 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, and 650 California Street.

(3)
Dispositions include: 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, and 7031 Columbia Gateway Drive.